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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934
   Date of Report (Date of earliest event report):           January 29, 1999
                                                    -------------------------



                            CORPORATE EXPRESS, INC.
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             (Exact name of registrant as specified in its charter)



           Colorado                   0-24642                    84-0978360
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)             Identification No.)



                              1 Environmental Way
                            Broomfield, CO   80021
                   (Address of principal executive offices)



      Registrant's telephone number, including area code:   (303) 664-2000
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Item 5  Other Events
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          On January 29, 1999, the Registrant amended its Senior Secured Credit
Facility dated April 17, 1998, to clarify that the restructuring charges expected to be incurred in the Registrant's fourth quarter ended January 30, 1999 will be excluded from covenant computations, and permits the Registrant to dispose of certain non-core business units, subject to applying net proceeds to repay term loans under the facility or to reduce lender commitments.

Item 7  Exhibits
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          Exhibit 99.1 Second Amendment to Credit Agreement dated as of January
29, 1999.

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